Exhibit (h)(21)

          AMENDMENT No. 1 to the TRANSFER AGENCY AND SERVICE AGREEMENT

         This AMENDMENT NO. 1 is made as of June 11, 2002 to that certain TRANSFER AGENCY AND SERVICE AGREEMENT (together with the exhibits attached here and thereto, this "Agreement"), dated October 2, 1989 by and between VALUE EQUITY TRUST (the "Company") and SCUDDER SERVICE CORPORATION, a Massachusetts corporation (the "Agent").

         WHEREAS, the U.S. Congress has enacted the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as may be amended from time to time, and all regulations promulgated pursuant thereto (collectively, the "USA PATRIOT Act") and the Bank Secrecy Act, as amended, and the regulations promulgated pursuant thereto (collectively, the "BSA"), to require open-end mutual funds to develop anti-money laundering compliance programs and procedures ("AML Program");

         WHEREAS, the Company has no employees, and account openings and dealings with shareholders are maintained by the Agent as they relate to the Company pursuant to the Agreement;

         WHEREAS, the Company has adopted an AML Program to comply with the USA PATRIOT Act and the BSA which require agreements with certain third parties to be amended; and

         WHEREAS, the parties have agreed to amend the Agreement in accordance with Article 10, Section 10.01 to comply with the Company's AML Program and the USA PATRIOT Act and the BSA.

         NOW, THEREFORE, in consideration of the mutual promises set forth and for other good and valuable consideration, the parties hereby agree to amend the Agreement as follows:

         1. Article 1, Section 1.02(a)(x) is hereby replaced in its entirety with the following:

                  (x) Maintain records of account for and advise the Company and its Shareholders as to the foregoing, create and maintain true and complete books and records as required for the Company by the USA PATRIOT Act and the BSA, and establish and implement an Anti-Money Laundering Program, as defined in
                           Section 352 of the USA PATRIOT Act;

         2. Article 6, Section 6.04 is hereby replaced in its entirety with the following:

                  6.04. The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem


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                           advisable, provided all records required to be
                           created and maintained under the USA PATRIOT Act and BSA shall be in the form and manner prescribed by U.S. Department of Treasury's Financial Crimes Enforcement Network ("FinCEN") and the Securities and Exchange Commission ("SEC"), as the case may be. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, (the "Act") and the Rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder and those records that the Company and the Agent agree from time to time to be the records of the Company are the property of the Company and will be preserved, maintained and made available in accordance with the USA PATRIOT Act, the BSA, the Acts, and all rules and regulations promulgated thereunder Section and Rules, and will be surrendered promptly to the Company on and in accordance with its request. Records surrendered hereunder shall be in machine readable form, except to the extent that the Agent has maintained such a record only in paper form.

         3. Article 6, Section 6.06 is hereby replaced in its entirety with the following:

                  6.06. In case of any requests or demands for the inspection of the Shareholders records of the Company the Agent will endeavor to notify the Company and to secure instructions from an authorized officer of the Company as to such inspection. The Agent reserves the right, however, to exhibit the Shareholders records to any person whenever it is reasonably advised by its counsel that it may be held liable for the failure to exhibit the Shareholders records to such person. Notwithstanding the foregoing, all books and records shall be made available, for inspection and copying, to the FinCEN and the SEC as may be requested pursuant to the USA PATRIOT Act and the BSA.

         4.       The  following  is hereby  inserted as a new  Section  6.09 to
                  Article 6:

                  6.09. The Agent agrees to comply with the provisions of the USA PATRIOT Act and the BSA, as they relate to the Company. In addition to the usual and ordinary services specifically set forth in Article 1, the Agent shall perform the services necessary to ensure that the Company is in compliance with the USA PATRIOT Act and the BSA, including but not limited to implementing policies and procedures, maintaining books and records and responding to requests for information pursuant to the USA PATRIOT Act and the BSA.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

[SEAL]                              VALUE EQUITY TRUST

                                    By:     /s/John Millette
                                            ------------------------------------
                                            John Millette
                                            Vice President


[SEAL]                              SCUDDER SERVICE CORPORATION

                                    By:     /s/William F. Glavin
                                            ------------------------------------
                                            William F. Glavin
                                            President



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